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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of New Focus, Inc. pertaining to the 2000 Stock Plan, and the 2000 Employee Stock Purchase Plan, of our report dated January 29, 2001, except as to Note 12, as to which the date is March 21, 2001, with respect to the consolidated financial statements and financial statement schedule of New Focus, Inc. included in its Annual Report (Form 10-K) for the year-ended December 31, 2000, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP

San Jose, California
April 9, 2001